Exhibit 107

Calculation of Filing Fee Tables

           S-1

(Form Type)

                Cheetah Net Supply Chain Service Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security	Security	Fee	Amount	Proposed	Proposed	Fee Rate	Amount of
	Type	Class	Calculation	Registered(1)	Maximum	Maximum		Registration
		Title	or Carry		Offering	Aggregate		Fee(3)
			Forward		Price Per	Offering
			Rule		Unit(2)	Price
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share	Rule 457(a)	3,210,000	$0.62	$1,990,200	0.00014760	$293.76
	Total Offering Amounts					$1,990,200		$293.76
	Total Fees Previously Paid							$0
	Total Fee Offset							$0
	Net Fee Due							$293.76

(1)	Represents only the additional number of shares being registered pursuant to this registration statement. Does not include the 10,000,000 shares that were previously registered on the Registration Statement on Form S-1, as amended (File No. 333-276300) (the “Prior Registration Statement”).

(2)	Based on the public offering price.

(3)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The registrant previously registered 10,000,000 shares of its Class A common stock with an aggregate offering price not to exceed $21,100,000 on the Prior Registration Statement, which was declared effective by the U.S. Securities and Exchange Commission on April 26, 2024. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a maximum aggregate offering price of $1,990,200 is hereby registered.